Exhibit 4.4

AMENDMENT NO. 2 TO WARRANT

THIS AMENDMENT NO. 2, dated as of January 23, 2017 (the “Amendment”), to that certain Warrant to Purchase Preferred A Shares of Macrocure Ltd., an Israeli company (the “Company”), dated May 3, 2012, as amended by Amendment No. 1 thereto, dated as of July 22, 2013 (as so amended, the “Warrant”), is entered into by and among the Company, the individual or entity listed on the signature page hereto, who/which is the holder of the Warrant (the “Holder”), and Leap Therapeutics, Inc., a company organized under the laws of the State of Delaware (the “Acquirer”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Warrant.

WHEREAS, following the initial public offering of the Company’s ordinary shares, part value NIS 0.01 per share (“Ordinary Shares”) and the related recapitalization pursuant to which all Preferred A Shares and warrants to purchase Preferred A Shares of the Company were converted into Ordinary Shares and warrants to purchase Ordinary Shares, the Warrant is currently exercisable for the number of Ordinary Shares set forth next to the name of the Holder on Appendix I hereto (each a “Warrant Share”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of August 29, 2016 (the “Leap Merger Agreement”),by and among the Acquirer, M-Co. Merger Sub, Ltd., a company formed under the laws of the State of Israel and a wholly-owned subsidiary of the Acquirer (“Merger Sub”), and the Company, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Acquirer (the “Leap Merger”);

WHEREAS, pursuant to the Leap Merger, each Ordinary Share issued and outstanding immediately prior to the Effective Time (as defined in the Leap Merger Agreement) shall be cancelled and converted into the right to receive a fraction of a share of common stock, par value $0.01 per share, of the Acquirer (“Acquirer Common Stock”) equal to the Exchange Ratio (as such term is defined in the Leap Merger Agreement), and, under the Leap Merger Agreement, each warrant to purchase one Ordinary Share that is outstanding immediately prior to the Effective Time is to be converted into a warrant to purchase a fraction of a share of Acquirer Common Stock (“Acquirer Warrant Shares”) equal to the Exchange Ratio, in each case rounded as set forth in the Leap Merger Agreement;

WHEREAS, the parties wish to enter into this Amendment in order to effect the foregoing arrangement, whereby (i) the Warrant will not expire upon the occurrence of the Leap Merger, (ii) the Warrant, to the extent it is outstanding immediately prior to the Effective Time, will become exercisable for the number of Acquirer Warrant Shares set forth next to the name of the Holder on Appendix I hereto, and (iii) the Acquirer will assume all of the Company’s rights and obligations under the Warrant; and

WHEREAS, the parties also seek to amend certain other provisions of the Warrant, as described herein.

NOW, THEREFORE, in consideration of the mutual promises herein made, the parties hereby agree as follows:

1.              The preamble constitutes an integral part hereof.

2.              Immediately prior to the consummation of the Leap Merger, the reference in the Warrant to M&A Event shall be amended by the addition of the following sentence: “Notwithstanding anything else herein to the contrary, the merger contemplated by the Agreement and Plan of Merger, dated as of August 29, 2016, by and among Leap Therapeutics, Inc., a company organized under the laws of the State of Delaware (the “Acquirer”), M-Co. Merger Sub,

Ltd., a company formed under the laws of the State of Israel and a wholly-owned subsidiary of the Acquirer (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Acquirer, shall not be deemed an M&A Event hereunder.”

3.              For good and valuable consideration (consisting of the rights and obligations of the parties set forth in the Leap Merger Agreement), upon and subject to consummation of the Leap Merger, the Company hereby assigns to Acquirer, and the Acquirer hereby assumes from the Company, all of the Company’s rights and obligations under the Warrant.

4.              Beginning upon consummation of the Leap Merger, each reference in the Warrant to the “Company” or to “Macrocure Ltd.” that is not explicitly replaced in this Amendment shall be deemed a reference to the “Acquirer” or “Leap Therapeutics, Inc.” (as applicable), and each reference in the Warrant to a “Warrant Share” that is not explicitly replaced in this Amendment shall be deemed a reference to an “Acquirer Warrant Share”.

5.              Section 1.1 of the Warrant shall be replaced in its entirety with the following:

“The maximum number of shares of Acquirer Common Stock that the Holder may purchase pursuant to this Warrant (each being an “Acquirer Warrant Share” hereunder) is the number of Acquirer Warrant Shares that is set forth opposite the name of the Holder on Appendix I to Amendment No. 2, dated as of January 23, 2017 to this Warrant, subject to adjustment from time to time or upon exercise as provided in Section 5 below.”

6.              Section 1.2 of the Warrant shall be replaced in its entirety with the following:

“The exercise price per each Acquirer Warrant Share shall be equal to the U.S. Dollar amount that is equivalent to the quotient obtained by dividing (i) the current exercise price of NIS 0.01, by (ii) the Exchange Ratio (defined in the Leap Merger Agreement), based on the official representative rate of exchange of the U.S. Dollar and New Israeli Shekel published by the Bank of Israel on the business day immediately preceding the Effective Time (defined in the Leap Merger Agreement), and rounded as set forth in the Leap Merger Agreement (the “Exercise Price”), subject to adjustment from time to time or upon exercise as provided in Section 5 below.”

7.              Section 2.1 of the Warrant shall be replaced in its entirety with the following:

“Subject to the provisions hereof, this Warrant may be exercised in whole or in part, at any time on or after the date of  the consummation of the Merger  (the “Effective Date”) and until the occurrence of an M&A Event (as defined below) (the “Termination Date”) via the payment to the Acquirer, of an amount equal to the aggregate Exercise Price of the Acquirer Warrant Shares being purchased via one of the following means of payments, to be determined solely by the Holder: (a) by cash, wire transfer, certified, cashier’s or other check acceptable to the Acquirer, in U.S. Dollars; or (b) in connection with an M&A Event, by way of Net Exercise as described, and upon the terms set forth, in Section 2.2 below. Notwithstanding the aforementioned, this Warrant shall be deemed exercised in full by the Holder immediately prior to, and conditioned upon the closing of, an M&A Event, without the need to provide any notice of exercise to the Company, in the manner set forth in Section 2.2 below.

For the purposes of this Section 2.1, beginning upon consummation of the Leap Merger, “M&A Event” shall mean any of the following (i) an acquisition, merger or consolidation of the Acquirer as a result of which the stockholders of the Acquirer immediately prior to the consummation of such M&A Event do not own a majority of the shares of the surviving entity immediately after the consummation of such M&A Event, (ii) a sale, by the Acquirer, of all or substantially all of the assets, or all or substantially all of the issued and outstanding shares held by stockholders, of the Acquirer, or (iii) the transfer of, the grant of an exclusive, perpetual, worldwide license to exploit without restriction, or any other form or mechanism having the effect of disposing of, all or substantially all of, the Acquirer’s intellectual property out of the ordinary course of business, other than such transfer to a wholly owned subsidiary of the Acquirer or any of its affiliates or for a change of domicile.”

8.              Section 8.2 of the Warrant shall be replaced in its entirety with the following:

“This Warrant shall not entitle the Holder to any rights of a stockholder of the Acquirer, including, without limitation, any voting rights or other rights as a stockholder of the Acquirer whatsoever with respect to Acquirer Warrant Shares for which no exercise of this Warrant has occurred. Without derogating from the generality of the foregoing, no dividend or interest shall be payable or accrue in respect of this Warrant.”

9.              Survival of Provisions.  Except as expressly amended and modified hereby, all other provisions set forth in the Warrant shall remain in full force and effect.

10.       Miscellaneous.  The Warrant, as amended by this Amendment, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements relating to the subject matter hereof.

11.       Binding on Successors.  This Amendment shall be binding upon and shall inure to the benefit of the respective heirs, successors, assigns and legal representatives of the parties hereto.

12.       Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement. A signed Amendment received by a party hereto via facsimile or email will be deemed an original, and binding upon the party who signed it.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Warrant as of the date first appearing above.

MACROCURE LTD.		HOLDER:

By:	/s/ Shai Lankry	VAIZRA VENTURES LTD.
Name: Shai Lankry
	Title: CFO	By:	/s/ Viatcheslav Mirilashvili
Name: Viatcheslav Mirilashvili
Title: Authorized Signatry

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name: Douglas E. Onsi
Title: CFO

[Signature Page to Amendment No. 2 to Warrant to Purchase Preferred A Shares of Macrocure Ltd.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Warrant as of the date first appearing above.

MACROCURE LTD.		HOLDER:

By:	/s/ Shai Lankry	/s/ Y. Goldman
	Name: Shai Lankry	YITZHAK GOLDMAN
Title: CFO

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name: Douglas E. Onsi
Title: CFO

[Signature Page to Amendment No. 2 to Warrant to Purchase Preferred A Shares of Macrocure Ltd.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Warrant as of the date first appearing above.

MACROCURE LTD.			HOLDER:

By:	/s/ Shai Lankry		H.M.L.K FINANCIAL CONSULTING SERVICES LTD.

	Name:	Shai Lankry	By:	/s/ Weinberg Menachem
	Title:	CFO	Name: Weinberg Menachem
Title: Director

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name: Douglas E. Onsi
Title: CFO

[Signature Page to Amendment No. 2 to Warrant to Purchase Preferred A Shares of Macrocure Ltd.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Warrant as of the date first appearing above.

MACROCURE LTD.		HOLDER:

By:	/s/ Shai Lankry	/s/ Dov Shafir
	Name: Shai Lankry	DOV SHAFIR
Title: CFO

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name: Douglas E. Onsi
Title: CFO

[Signature Page to Amendment No. 2 to Warrant to Purchase Preferred A Shares of Macrocure Ltd.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Warrant as of the date first appearing above.

MACROCURE LTD.		HOLDER:

By:	/s/ Shai Lankry	/s/ Michael Sela
	Name: Shai Lankry	MICHAEL SELA
Title: CFO

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name: Douglas E. Onsi
Title: CFO

[Signature Page to Amendment No. 2 to Warrant to Purchase Preferred A Shares of Macrocure Ltd.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Warrant as of the date first appearing above.

MACROCURE LTD.		HOLDER:

By:	/s/ Shai Lankry	/s/ Uriel Arnon
	Name: Shai Lankry	URIEL ARNON
Title: CFO

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name: Douglas E. Onsi
Title: CFO

[Signature Page to Amendment No. 2 to Warrant to Purchase Preferred A Shares of Macrocure Ltd.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Warrant as of the date first appearing above.

MACROCURE LTD.		HOLDER:

By:	/s/ Shai Lankry	/s/ Yariv Gilat
	Name: Shai Lankry	YARIV GILAT
Title: CFO

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name: Douglas E. Onsi
Title: CFO

[Signature Page to Amendment No. 2 to Warrant to Purchase Preferred A Shares of Macrocure Ltd.]

Appendix I

Holder’s Name	Warrant Shares	Acquirer Warrant Shares
Vaizra Ventures Ltd.	248,078
Yitzhak Goldman	12,604
H.M.L.K Financial Consulting Services Ltd.	4,962
Dov Shafir	9,925
Michael Sela	9,925
Uriel Arnon	9,925
Yariv Gilat	4,962